                                   EXHIBIT 99

      PRESS RELEASE             FOR IMMEDIATE RELEASE
                                Contact: Preston Bair, Chief Financial Officer
                                Telephone: (740) 622-0444



                     HOME LOAN FINANCIAL CORPORATION REPORTS
                  EARNINGS FOR THE QUARTER ENDED MARCH 31, 2004

Coshocton, Ohio, April 21, 2004 - Home Loan Financial Corporation (Nasdaq:HLFC), the parent company of The Home Loan Savings Bank, today announced net income of $431,000 or $.27 basic and diluted earnings per share, for the quarter ended March 31, 2004 compared to net income of $423,000, or $.28 basic and $.27 diluted earnings per share, for the quarter ended March 31, 2003, an increase of $8,000, or 1.9%.

        The increase in earnings for the quarter ended March 31, 2004 compared with March 31, 2003, was primarily attributable to increases in net interest income of $118,000 and a decrease in provision for loan losses of $15,000, offset by a decrease in noninterest income of $53,000, an increase in noninterest expense of $56,000 and an increase in income tax expense of $16,000. The increase in net interest income was primarily due to an increase in average earning assets. The net interest margin for the three months ended March 31, 2004 was 4.03% compared to 4.12% for the three months ended March 31, 2003. The decrease in noninterest income was primarily due to HLFC's decrease in earnings from its partially-owned subsidiary and a decrease in gains on sale of loans. The increase in noninterest expense was primarily due to increases in salaries and benefits due to additional staff and an increase in ESOP expense due to the increased price of HLFC's stock.

         Return on average equity and return on average assets for the three months ended March 31, 2004 were 7.59% and 1.11%, respectively. The book value of HLFC's common stock was $13.46 per share as of March 31, 2004 compared to $12.84 per share as of March 31, 2003, an increase of $0.62 or 4.8%.

        Total assets at March 31, 2004 were $157.5 million compared to June 30, 2003 assets of $147.8 million, an increase of $9.7 million, or 6.6%. The increase in total assets was primarily in loans, which increased $8.7 million. Total deposits at March 31, 2004 were $84.1 million compared to June 30, 2003 deposits of $86.0 million, a decrease of $1.9 million, or 2.2%. Total borrowings at March 31, 2004 were $49.4 million compared to $38.7 million at June 30, 2003, an increase of $10.7 million, or 27.6%. The additional borrowings were used to fund a capital leveraging strategy and to fund loan demand. Total equity at March 31, 2004 was $22.8 million compared to $21.7 million at June 30, 2003.

        Home Loan Financial Corporation and The Home Loan Savings Bank are headquartered at 401 Main Street, Coshocton, Ohio 43812. The Bank has two offices in Coshocton, Ohio and a branch in West Lafayette, Ohio.

                         HOME LOAN FINANCIAL CORPORATION
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                March 31, 2004       June 30, 2003
                                                                --------------       -------------
ASSETS
Cash and cash equivalents                                      $   3,372,839       $   4,012,397
Securities available for sale                                      7,444,659           7,536,746
Mortgage-backed securities available for sale                     11,629,341           9,850,287
Federal Home Loan Bank stock                                       2,228,600           2,162,900
Loans, net                                                       130,415,286         121,759,596
Premises and equipment, net                                        1,150,350           1,218,370
Accrued interest receivable                                          737,939             738,357
Other assets                                                         541,648             504,077
                                                               -------------       -------------

      Total assets                                             $ 157,520,662       $ 147,782,730
                                                               =============       =============


LIABILITIES
Deposits                                                       $  84,086,940       $  85,953,036
Federal Home Loan Bank advances                                   49,401,303          38,720,382
Accrued interest payable                                             558,389             580,142
Accrued expenses and other liabilities                               707,484             818,719
                                                               -------------       -------------

      Total liabilities                                          134,754,116         126,072,279



SHAREHOLDERS' EQUITY
Preferred stock, no par value, 500,000 shares authorized,
  none outstanding                                                      --                  --
Common stock, no par value, 9,500,000 shares authorized,
  2,248,250 shares issued                                               --                  --
Additional paid-in capital                                        14,406,275          14,166,911
Retained earnings                                                 14,610,708          14,514,056
Unearned employee stock ownership plan shares                       (850,366)         (1,067,434)
Unearned recognition and retention plan shares                      (196,215)           (256,212)
Treasury stock, at cost - 556,980 shares at                       (5,598,401)         (6,090,975)
  March 31, 2004 and 596,305 shares at June 30, 2003
Accumulated other comprehensive income                               394,545             444,105
                                                               -------------       -------------
    Total shareholders' equity                                    22,766,546          21,710,451
                                                               -------------       -------------
        Total liabilities and shareholders' equity             $ 157,520,662       $ 147,782,730
                                                               =============       =============

                       CONSOLIDATED STATEMENTS OF INCOME

                                         Three Months Ended            Nine Months Ended
                                              March 31,                    March 31,
                                              ---------                    ---------
                                         2004            2003            2004           2003
                                         ----            ----            ----           ----
Total interest income                $2,422,810      $2,354,830      $7,214,475      $7,277,555
Total interest expense                  909,422         959,101       2,760,682       3,006,214
                                     ----------      ----------      ----------      ----------
      Net interest income             1,513,388       1,395,729       4,453,793       4,274,341
Provision for loan losses                40,000          55,000          85,000         150,000
                                     ----------      ----------      ----------      ----------
      Net interest income after
      provision for loan losses       1,473,388       1,340,729       4,368,793       4,121,341
Total noninterest income                141,670         194,661         548,073         526,890
Total noninterest expense               953,467         897,742       2,856,745       2,638,177
                                     ----------      ----------      ----------      ----------
Income before income
      tax expense                       661,591         637,648       2,060,121       2,010,054
Income tax expense                      231,000         215,100         705,900         677,300
                                     ----------      ----------      ----------      ----------
      Net income                     $  430,591      $  422,548      $1,354,221      $1,332,754
                                     ==========      ==========      ==========      ==========
Basic earnings per share             $      .27      $      .28      $      .87      $      .90
                                     ==========      ==========      ==========      ==========

Diluted earnings per share           $      .27      $      .27      $      .85      $      .87
                                     ==========      ==========      ==========      ==========

                              KEY OPERATING RATIOS

                                                 As of or For The                       As of or For The
                                                Three Months Ended                      Nine Months Ended
                                                 March 31,                                  March 31,
                                                 ---------                                  ---------
                                           2004               2003                2004                 2003
                                           ----               ----                ----                 ----
Net interest margin                        4.03%               4.12%               4.06%               4.24%
Return on average assets                   1.11%               1.20%               1.19%               1.28%
Return on average equity                   7.59%               7.96%               8.11%               8.55%
Total equity to total assets              14.45%              14.31%              14.45%              14.31%
Common shares outstanding             1,691,270           1,642,745           1,691,270           1,642,745
Book value per share                     $13.46              $12.84              $13.46              $12.84
Nonperforming assets to
    total assets                           1.16%               0.20%               1.16%               0.20%















2






2